UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 17, 2012

Coronado Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 New England Executive Park, Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 238-6621

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Filing of Shelf Registration Statement:

On September 17, 2012, we filed a shelf registration on Form S-3 pursuant to which we may sell up to $75 million of our equity securities over the next three years.

Prepayment of PCP Note:

On September 24, 2012, we repaid all principal and accrued interest under our outstanding 10% senior promissory note in the principal amount of $750,000 issued in January 2009 to Paramount Credit Partners, LLC (the “PCP Note”), an entity affiliated with two of our directors, Dr. Lindsay A. Rosenwald and Mr. J. Jay Lobell. The PCP Note accrued interest at the rate of 10% per annum payable quarterly, in arrears, and was set to mature on the earlier of (i) December 31, 2013 and (ii) the consummation of a merger, share exchange or other similar transaction. The PCP Note did not contain any prepayment penalty provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

By:	/s/ Dale Ritter
Name: Dale Ritter
Title: Chief Accounting Officer

Dated: September 25, 2012